UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

PERIPHAS CAPITAL PARTNERING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39784	85-3046972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

667 Madison Avenue, 15th Floor New York, New York	10065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 876-6351

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CAPSTM, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	PCPC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	PCPC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $28.75 per share	PCPC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 1, 2021, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that due to a reclassification of the Company’s temporary and permanent equity, the Company’s previously issued (i) audited balance sheet as of December 14, 2020, (ii) audited financial statements as of December 31, 2020 and for the period from September 11, 2020 (Inception) through December 31, 2020 included in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, as filed with the Securities and Exchange Commission (the “SEC”) on May 25, 2021 (the “2020 Form 10-K/A No. 1”), (iii) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 28, 2021, (iv) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 13, 2021 and (v) unaudited interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 12, 2021 (collectively, the “Affected Periods”), should no longer be relied upon. Since the Company’s initial public offering (“IPO”), the Company has considered the Class A common stock subject to possible redemption to be equal to the redemption value of $25.00 per share of Class A common stock while also taking into consideration a redemption cannot result in net tangible assets being less than $5,000,001. Previously, the Company did not consider redeemable stock classified as temporary equity as part of net tangible assets. Upon further analysis, management has determined that the Class A common stock issued during the IPO can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A common stock subject to possible redemption, resulting in the Class A common stock subject to possible redemption being equal to their redemption value.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”).

As such, the Company plans to restate its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 to be filed with the SEC (the “Q3 Form 10-Q/A”), and in an amendment to the 2020 Form 10-K/A No. 1 to be filed with the SEC (the “2020 Form 10-K/A No. 2”).

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the 2020 Form 10-K/A No. 2 and the Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with Withum.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s cash position and cash held in its Trust Account. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2021

PERIPHAS CAPITAL PARTNERING CORPORATION

By:	/s/ John Bowman
Name:	John Bowman
Title:	Chief Financial Officer